Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, CA 94304 o: (650) 493-9300 F: (650) 493-6811

March 7, 2023

Zymeworks Inc.

108 Patriot Drive, Suite A

Middletown, Delaware 19709

Re:	Post-Effective Amendment No. 2 to Registration Statement on Form S-3

Ladies and Gentlemen:

At your request, we have examined Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 (File No. 333-259970-01) (as amended, the “Registration Statement”), filed by Zymeworks Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) in connection with the registration pursuant to the Securities Act of 1933, as amended (the “Act”), of the Shelf Securities (as defined below) and the Underlying Shares (as defined below).

The Registration Statement relates to (i) the proposed issuance and sale by the Company, from time to time, pursuant to Rule 415 under the Act, as set forth in the Registration Statement, the base prospectus contained therein relating to the offering of the Shelf Securities (the “Base Prospectus”) and the supplements to the Base Prospectus referred to therein (each, including the ATM Prospectus Supplement (as defined below), a “Prospectus Supplement”), of up to an aggregate offering price of $500,000,000, or the equivalent thereof, of (a) shares of the Company’s common stock, $0.00001 par value per share (the “Common Stock”); (b) preferred stock purchase rights (the “Rights”) associated with the Common Stock pursuant to that certain Preferred Stock Rights Agreement, dated as of October 12, 2022 (the “Rights Agreement”), by and between the Company and Computershare Trust Company, N.A., as rights agent (the “Rights Agent”); (c) shares of the Company’s preferred stock, $0.00001 par value per share (the “Preferred Stock”); (d) the Company’s debt securities (the “Debt Securities”); (e) depositary shares of the Company representing a fractional interest in a share of Preferred Stock (the “Depositary Shares”); (f) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”); (g) subscription rights to purchase Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Warrants or units consisting of some or all of these securities (the “Subscription Rights”); (h) purchase contracts of the Company with respect to the securities of the Company (the “Purchase Contracts”); (i) units consisting of two or more securities described above in any combination (the “Units”); and (j) up to $150,000,000 of shares of Common Stock (including the associated Rights, the “ATM Shares” and, together with the Common Stock, the Rights, the Preferred Stock, the Debt Securities, the Depositary Shares, the Warrants, the Subscription Rights, the Purchase Contracts and the Units, the “Shelf Securities”) pursuant to the Base Prospectus and the prospectus supplement dated March 7, 2023 relating to the ATM Shares contained in the Registration Statement (the “ATM Prospectus Supplement”); and (ii) the offering by the Company, from time to time, of up to 2,737,836 shares of Common Stock (including the associated Rights, the “Underlying Shares”) pursuant to the prospectus contained therein covering the issuance of the Underlying Shares (the “Underlying Shares Prospectus”), consisting of (a) up to 658,612 shares of Common Stock issuable upon the exchange of exchangeable shares (the “Exchangeable Shares”) in the capital of Zymeworks ExchangeCo Ltd., an indirect subsidiary of the Company, which issued the Exchangeable Shares to certain shareholders of Zymeworks BC Inc. (“Zymeworks BC”) in connection with redomicile transactions completed on October 13, 2022

AUSTIN     BEIJING     BOSTON     BRUSSELS     HONG KONG     LONDON     LOS ANGELES     NEW YORK     PALO ALTO

SAN DIEGO     SAN FRANCISCO     SEATTLE     SHANGHAI     WASHINGTON, DC     WILMINGTON, DE

Zymeworks Inc.

March 7, 2023

pursuant to which the Company became the ultimate parent company of Zymeworks BC (the “Redomicile Transactions”); and (b) up to 2,079,224 shares of Common Stock issuable upon the exercise of pre-funded warrants (the “Pre-Funded Warrants”) that were originally issued by Zymeworks BC and assumed by the Company in connection with the Redomicile Transaction.

The Shelf Securities are to be sold from time to time as set forth in the Registration Statement, the Base Prospectus contained therein and the Prospectus Supplements. The Debt Securities are to be issued pursuant to a debt securities indenture (the “Indenture”), a form of which has been filed as an exhibit to the Registration Statement and is to be entered into between the Company and a trustee to be named in a Prospectus Supplement to the Registration Statement (the “Trustee”). The Shelf Securities are to be sold pursuant to a purchase, underwriting or similar agreement in substantially the form to be filed under a Current Report on Form 8-K and, in the case of the ATM Shares, pursuant to that certain sales agreement, dated as of November 9, 2022, by and between the Company and Cantor Fitzgerald & Co. (the “Sales Agreement”). The Debt Securities are to be issued in the form set forth in the Indenture. The Indenture may be supplemented in connection with the issuance of each such series of Debt Securities, by a supplemental indenture or other appropriate action of the Company creating such series of Debt Securities.

We have examined instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (d) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; (e) that a Prospectus Supplement will have been filed with the Commission describing the Shelf Securities offered thereby; (f) that the Shelf Securities and the Underlying Shares will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement, the applicable Prospectus Supplement and the Underlying Shares Prospectus, as applicable; (g) that a definitive purchase, underwriting or similar agreement with respect to any Shelf Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (h) that any Shelf Securities issuable upon conversion, exchange, redemption or exercise of any Shelf Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; (i) with respect to shares of Common Stock or Preferred Stock offered by the Company, that there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s organizational documents that are not otherwise reserved for issuance; and (j) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company. The term “Board” means the Board of Directors of the Company or a duly constituted and acting committee thereof.

In rendering this opinion, we have also assumed that the Rights Agreement has been duly authorized, executed and delivered by the Rights Agent and that the members of the Board have acted in a manner consistent with their fiduciary duties as required under applicable law in adopting the Rights Agreement. This opinion does not address the determination a court of competent jurisdiction may make regarding whether the Board may be required to redeem or terminate, or take other action with respect to, the Rights in the future based on the facts and circumstances existing at that time. It should be understood that our opinion addresses the Rights and Rights Agreement in their entirety and not any particular provision of the Rights or the Rights Agreement and that it is not settled whether the invalidity of any particular provision of a rights agreement or purchase rights issued thereunder would result in invalidating in their entirety such rights.

Zymeworks Inc.

March 7, 2023

Based on such examination, we are of the opinion that:

1. With respect to the shares of Common Stock and the associated Rights to be offered pursuant to the Base Prospectus, when: (a) the Board has taken all necessary corporate action to approve the issuance and the terms of the offering of the shares of Common Stock and related matters; and (b) the shares of Common Stock have been duly delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Common Stock, upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Shelf Security, in accordance with the terms of such Shelf Security or the instrument governing such Shelf Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, then the shares of Common Stock and the associated Rights will be validly issued, and such shares of Common Stock will be fully paid and nonassessable.

2. With respect to any particular series of shares of Preferred Stock, when: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof, and related matters, including the adoption of a certificate of designation (a “Certificate”) relating to such Preferred Stock conforming to the General Corporation Law of the State of Delaware (the “DGCL”) and the filing of the Certificate with the Secretary of State of the State of Delaware; and (b) the shares of Preferred Stock have been duly delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Preferred Stock, upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of any other Shelf Security, in accordance with the terms of such Shelf Security or the instrument governing such Shelf Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, then the shares of Preferred Stock will be validly issued, fully paid and nonassessable.

3. With respect to the Debt Securities to be issued under the Indenture, when: (a) the Trustee is qualified to act as Trustee under the Indenture and the Company has filed a Form T-1 for the Trustee with the Commission; (b) the Trustee has duly executed and delivered the Indenture; (c) the Indenture has been duly authorized and validly executed and delivered by the Company to the Trustee; (d) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (e) the Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; and (f) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Debt Securities, upon payment of the consideration therefor provided for therein, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and entitled to the benefits of the Indenture.

4. With respect to the Depositary Shares, when: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof, and related matters, including the adoption of a Certificate relating to the Preferred Stock underlying such Depositary Shares and the filing of the Certificate with the Secretary of State of the State of Delaware; (b) the Deposit Agreement (the “Deposit Agreement”) or agreements relating to the Depositary Shares and the related Depositary Receipts (the “Depositary Receipts”) have been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company; (c) the shares of Preferred Stock underlying such Depositary Shares have been deposited with a bank or trust company (which meets the requirements for the depositary set forth in the Registration Statement) under the applicable Deposit Agreement; and (d) the Depositary Receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the

Zymeworks Inc.

March 7, 2023

appropriate Deposit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, the Depositary Shares will be validly issued, and will entitle their holders to the rights specified in the Deposit Agreement and the Depositary Receipts.

5. With respect to the Warrants, when: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Warrants and related matters; and (b) the Warrants have been duly executed and delivered against payment therefor, pursuant to the applicable definitive purchase, underwriting, warrant or similar agreement, as applicable, duly authorized, executed and delivered by the Company and a warrant agent and the certificates for the Warrants have been duly executed and delivered by the Company and such warrant agent, then the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6. With respect to the Subscription Rights, when: (a) the Board has taken all necessary corporate action to authorize the issuance and terms of the Subscription Rights, the terms of the offering thereof, and related matters and (b) the rights agreement under which the Subscription Rights are to be issued has been duly authorized and validly executed and delivered by the Company, and upon payment of the consideration for the Subscription Rights provided for in such rights agreement, if any, then the Subscription Rights will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7. With respect to the Purchase Contracts, when: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Purchase Contracts and related matters and (b) the agreement under which the Purchase Contracts are to be issued has been duly authorized and validly executed and delivered by the Company, then the Purchase Contracts will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

8. With respect to the Units, when: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Units (including any Shelf Securities underlying the Units) and related matters; and (b) the Units (including any Shelf Securities underlying the Units) have been duly executed and delivered against payment therefor, pursuant to the applicable definitive purchase, underwriting, or similar agreement duly authorized, executed and delivered by the Company and any applicable unit or other agents, and the certificates for the Units (including any Shelf Securities underlying the Units) have been duly executed and delivered by the Company and any applicable unit or other agents, then the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

9. The ATM Shares have been duly authorized by the Company and, when issued and delivered by the Company against payment therefor in accordance with the terms of the Sales Agreement, will be validly issued, fully paid and nonassessable.

10. The Underlying Shares issuable upon exchange of the Exchangeable Shares have been duly authorized by the Company and, when issued and delivered by the Company in accordance with the terms of the Exchangeable Shares and the agreements governing the Exchangeable Shares, such Underlying Shares will be validly issued, fully paid and nonassessable.

11. The Underlying Shares issuable upon exercise of the Pre-Funded Warrants have been duly authorized by the Company and, when issued and delivered by the Company in accordance with the terms of the Pre-Funded Warrants, such Underlying Shares will be validly issued, fully paid and nonassessable.

Zymeworks Inc.

March 7, 2023

Our opinion that any document is legal, valid and binding is qualified as to:

(a) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally;

(b) rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and

(c) the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, whether considered in a proceeding in equity or at law.

We express no opinion as to the laws of any other jurisdiction, other than the federal laws of the United States of America, the laws of the State of New York as to the enforceability of the Debt Securities and the DGCL.

* * *

Zymeworks Inc.

March 7, 2023

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Base Prospectus, any Prospectus Supplement, the Underlying Shares Prospectus and in any amendment or supplement thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati, P.C.